UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2022
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.02 of the Current Report on Form 8-K filed on January 20, 2022 (the “Original Form 8-K”). The Original Form 8-K reported that, on January 14, 2022, Nordson Corporation (the “Company”) and Gregory P. Merk, the Company’s Executive Vice President and a named executive officer, agreed that Mr. Merk [would] leave the Company on January 31, 2022. Upon Mr. Merk’s departure, Sundaram Nagarajan, the Company’s President and Chief Executive Officer, [would] assume direct leadership and responsibility for the Industrial Precision Solutions business segment.
Subsequently, on January 27, 2022, the Company and Mr. Merk entered into a Separation Agreement and Release (the “Agreement”). Under the Agreement, and conditioned upon his execution of a release of claims for the benefit of the Company, Mr. Merk will be entitled to the following payments and benefits, subject to applicable withholding taxes, in exchange for his agreeing to customary post-employment non-competition and non-solicitation obligations, each for one year, and indefinite confidentiality and non-disparagement obligations: a pro-rata annual cash incentive for fiscal year 2022; a cash payment of approximately $532,480 (equivalent to base salary of $491,000 for 2022 plus the value of one year of COBRA coverage); outstanding stock options that were granted at least twelve months prior to January 31, 2022 will continue to vest on the scheduled vesting dates and will remain exercisable until the earlier of January 31, 2027 or the tenth anniversary of the grant date of the applicable stock option award; outstanding restricted shares/units that were granted at least twelve months prior to January 31, 2022, other than the special, one-time continuation award of restricted share units that was granted on November 24, 2020 (the “Continuation Award”), will vest on a pro-rated basis; outstanding performance share units (which do not include the Continuation Award) will vest, to the extent earned based on actual performance results during the full performance period of the applicable award, on a pro-rated basis; and outplacement and financial planning services, each capped at $5,000.
This summary is qualified in its entirety by the text of the Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending January 31, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORDSON CORPORATION

Date:	February 2, 2022	By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Executive Vice President General Counsel & Secretary